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                                                                     EXHIBIT 4.3


THE PAYMENT OF THIS NOTE AND THE RIGHTS OF THE HOLDER OF THIS NOTE ARE SUBORDINATED TO THE PAYMENT OF SUPERIOR INDEBTEDNESS (AS HEREINAFTER DEFINED) AND THE RIGHTS OF THE HOLDERS OF SUPERIOR INDEBTEDNESS UPON THE TERMS OF SUBORDINATION SET FORTH IN THIS NOTE.


                               TRIDEX CORPORATION,

                                 TRIDEX NC, INC.

                         ULTIMATE TECHNOLOGY CORPORATION

               19% Senior Subordinated Note due April __, 2005



No. R-
$____________                                                April __, 1998


      TRIDEX CORPORATION, a Connecticut corporation (the "Holding Company"), TRIDEX NC, INC., a North Carolina Corporation ("TNC"), and ULTIMATE TECHNOLOGY CORPORATION, a New York corporation ("UTC" and, together with the Holding Company and TNC, acting as joint and several obligors, the "Obligor"), for value received, hereby promises to pay to _____________________, or registered assigns, the principal amount of
_______________ DOLLARS ($ ________ ) on April __, 2005, with interest
(computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance of such principal amount at the rate of 19% per annum until the Warrant Exchange, and thereafter at the rate of 12% per annum, from the date hereof, payable quarterly on the ____ day of January, April, July and October of each year after the date hereof, commencing on [July , 1998/the first such date next succeeding the date hereof], until the principal hereof shall have become due and payable (whether at maturity or at a date fixed for prepayment or by declaration or otherwise), and with interest on any overdue principal (including any overdue prepayment of principal) and (to the extent permitted by applicable law) premium, if any, and (to the extent permitted by applicable law) on any overdue installment of interest, at the rate of 21% per annum until the Warrant Exchange, and thereafter at the rate of 14% per annum until paid, payable quarterly as aforesaid or, at the option of the holder hereof, on demand and, upon acceleration of this Note, together with the Make Whole Amount or the Applicable Premium, as applicable, specified in the Securities Purchase Agreements hereinafter referred to, as liquidated damages and not as a penalty; provided that in no event shall the amount payable by the Obligor as interest on this Note exceed the highest lawful rate permissible under any law applicable hereto. Payments of principal, premium, if any, and interest hereon shall be made in lawful money of the United States of America by the method and at the address for such purpose specified in the Securities Purchase Agreements hereinafter referred to, and such payments shall be overdue for purposes hereof if not made on the originally scheduled date of payment therefor, without giving effect to any applicable grace period and notwithstanding

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that such payment may be prohibited under the terms of subordination applicable hereto set forth below.

      As further provided in section 2, the Obligor may, at its option, in lieu of paying cash, pay a portion of the interest due on this Note on any regularly scheduled interest payment date by adding to the principal amount of this Note an amount equal to such portion of the interest, and all references herein (or in any of the other Operative Documents (as defined in the Securities Purchase Agreements)) to the principal amount of this Note shall, unless the context clearly requires otherwise, mean the principal amount as so adjusted from time to time.

      This Note is one of the Obligor's 19% Senior Subordinated Notes due April __, 2005, limited to $11,000,000 aggregate principal amount, issued pursuant to those certain Securities Purchase Agreements dated April __, 1998 (such agreements, as amended, modified and supplemented from time to time, the "Securities Purchase Agreements") between the Issuers and the institutional investors named therein, and the holder hereof is entitled to the benefits of the Securities Purchase Agreements and the other Operative Documents referred to in the Securities Purchase Agreements, including, without limitation, the Note Guarantees (if any), and may enforce the agreements contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof, all in accordance with the terms thereof. This Note is subject to prepayment as specified in the Securities Purchase Agreements.

      Capitalized terms used herein without definition have the meanings ascribed to them in the Securities Purchase Agreements.

      1. Subordination of Senior Subordinated Notes. Payments on this Note, and the rights of the holder hereof and of all guarantees with respect hereto, are subordinate and junior in right of payment, to the extent specified in this section 1, to Superior Indebtedness (as defined below).

      1.1. Certain Definitions. As used in this section 1, the following terms have the following respective meanings:

            "Bankruptcy Code" shall mean 11 U.S.C. ss. 101 et seq., as from time to time hereafter amended, and any successor or similar statute.

            "Blockage Period" shall have the meaning specified in section 1.4.

            "Covenant Default" shall have the meaning specified in section 1.4.

            "Enforcement Notice"shall have the meaning specified in section
      1.11.

            "Liquidation Payment" shall have the meaning specified in section
      1.3.

            "Operative Documents" shall mean the Securities Purchase Agreements, together with all agreements, documents and instruments executed in connection therewith.

            "Payment Default" shall have the meaning specified in section 1.4.

            "Permissible Securities" shall mean (a) any debt securities the payment of which is subordinated, at least to the extent provided in this section 1 with respect to the


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      Subordinated Indebtedness, to the payment of all Superior Indebtedness at the time outstanding and all securities issued in exchange therefor and
      (b) any Shares of the Obligor.

            "Senior Subordinated Notes" shall mean the Obligor's 19% Senior Subordinated Notes due April __, 2005 (together with any notes issued in exchange therefor or replacement thereof), of which this Note is one.

            "Subordinated Indebtedness" shall mean the principal amount of the Indebtedness evidenced by the Senior Subordinated Notes, together with any interest (including any interest accruing after the commencement of any action or proceeding under any bankruptcy, insolvency or other similar law, and any interest that would have accrued but for the commencement of any such proceeding, whether or not any such interest is allowed as an enforceable claim in such proceeding), and premium and any other amount (including any fee or expense) due thereon or payable, if any, with respect thereto, including any such amounts payable by any guarantor thereof.

            "Subordination Notice" shall have the meaning specified in section 1.4.

            "Superior Indebtedness" shall mean the principal amount of, interest (including any interest accruing after the commencement of any action or proceeding under any bankruptcy, insolvency or other similar law, and any interest that would have accrued but for the commencement of any such proceeding, whether or not any such interest is allowed as an enforceable claim in such proceeding) and premium (if any) or other amount (including any fee, expense or indemnification payment) due in respect of the Funded Debt and/or Current Debt specified in and to the extent permitted by sections 13.5(b), (c) and (d) of the Securities Purchase Agreements (or any Refinancing Debt thereof permitted under section 13.5(e) of the Securities Purchase Agreements) and all guarantees with respect thereto, provided that in no event shall Superior Indebtedness include any amount due in respect of (a) the Senior Subordinated Notes, (b) any Indebtedness which is expressly made equal or subordinate in right of payment to the Senior Subordinated Notes or (c) any Indebtedness for goods, materials or services purchased in the ordinary course of business.

      1.2. Subordinated Indebtedness Subordinated to Superior Indebtedness; No Amendments.

            (a) The Obligor for itself and its successors and assigns, and for its Subsidiaries and the successors and assigns of such Subsidiaries, covenants and agrees, and each holder of any Subordinated Indebtedness, by its acceptance thereof, shall be deemed to have agreed, notwithstanding anything to the contrary in this Note or any of the other Operative Documents, that the payment of the Subordinated Indebtedness shall be subordinated and junior in right of payment to the extent and in the manner set forth in this section 1, to the prior payment in full in cash or cash equivalents of all Superior Indebtedness, and that each holder of Superior Indebtedness, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Superior Indebtedness in reliance upon the provisions contained in this section 1. No present or future holder of Superior Indebtedness shall be prejudiced in the right to enforce the subordination of the Subordinated Indebtedness effected pursuant to this section 1 by any act or failure to act on the part of the Obligor.


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            (b) Neither this section 1 nor any of the terms of the Subordinated
      Indebtedness relating to the timing or amount of any payment (or prepayment) of the principal of or premium, if any, or interest on the Subordinated Indebtedness, shall be amended without the written consent of the holder or holders of at least 66-2/3% in aggregate principal amount of the Superior Indebtedness at the time outstanding.

            (c) Unless and until the Superior Indebtedness has been paid in full in cash or cash equivalents, the Obligor shall not grant to the holders of the Subordinated Indebtedness any Lien in or on any of the assets of the Obligor to secure the Subordinated Indebtedness without the written consent of the holder or holders of not less than 66-2/3% in aggregate principal amount of the Superior Indebtedness at the time outstanding.

      1.3. Dissolution, Liquidation, Reorganization, etc. Upon any payment or distribution of the assets of the Obligor (or any of its Subsidiaries) of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, total or partial liquidation, reorganization, composition, arrangement, adjustment or readjustment of the Obligor (or any of its Subsidiaries) or its (or their) securities, whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation or receivership proceedings, or upon a general assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Obligor (or any of its Subsidiaries), or otherwise (hereinafter a "Liquidation Payment"), then and in any such event:

            (a) the holders of the Superior Indebtedness shall be entitled to receive payment in full in cash or cash equivalents (or to have such payment duly provided for in cash or cash equivalents in a manner reasonably satisfactory to the holders of Superior Indebtedness) of all amounts due or to become due on or in respect of all Superior Indebtedness, before any Liquidation Payment, whether in cash, property or securities (other than Permissible Securities), is made on account of or applied to the Subordinated Indebtedness;

            (b) the Subordinated Indebtedness shall forthwith become due and payable, and any Liquidation Payment, whether in cash, property or securities (other than Permissible Securities), to which the holders of the Subordinated Indebtedness would be entitled except for the provisions of this section 1, shall be paid or delivered by any debtor, custodian, liquidating trustee, agent or other Person making such Liquidation Payment, directly to the holders of the Superior Indebtedness, or their representative or representatives, ratably according to the aggregate amounts remaining unpaid on account of the Superior Indebtedness, for application to the payment thereof, to the extent necessary to pay the Superior Indebtedness in full in cash or cash equivalents after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Superior Indebtedness;

            (c) each holder of the Subordinated Indebtedness at the time outstanding hereby irrevocably authorizes and empowers each holder of the Superior Indebtedness or such holder's representative to collect and receive such holder's ratable share of any Liquidation Payment and to receipt therefor, and, if any holder of Subordinated Indebtedness fails to file a claim therefor at least ten (10) calendar days prior to the date established by rule of law or order of court for such filing, to file and prove (but not to vote) such claim therefor, provided that such holder of Superior Indebtedness shall


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

      concurrently send written notice thereof to each holder of Subordinated Indebtedness together with a copy of the proof of claim so filed; and

            (d) the holders of the Subordinated Indebtedness shall execute and deliver to the holders of the Superior Indebtedness or their representative or representatives all such further instruments confirming the above authorization and all such powers of attorney, proofs of claim, assignments of claim and other instruments, and shall take all such other action, as may be reasonably requested by the holders of the Superior Indebtedness or such representative or representatives, to enforce such claims and to carry out the purposes of this section 1.

      Upon any payment or distribution of assets referred to in this section 1, the holders of the Subordinated Indebtedness shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, insolvency, reorganization, liquidation, receivership or other proceeding is pending, or a certificate of the debtor, custodian, liquidating trustee, agent or other Person making any such payment or distribution to such holders, for the purpose of ascertaining the Persons entitled to participate therein, the holders of the Superior Indebtedness, the then outstanding principal amount of the Superior Indebtedness and any and all amounts payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this section 1.

      1.4. No Payments With Respect to Subordinated Indebtedness in Certain Circumstances.

            (a) The Obligor will not, and will not permit any of its Subsidiaries to, directly or indirectly, make or agree to make, and neither the holder nor any assignee or successor holder of any Subordinated Indebtedness will accept or receive any payment or distribution (in cash, property or securities (other than Permissible Securities) by set-off or otherwise), direct or indirect, of or on account of the Subordinated Indebtedness if, at the time of such payment or distribution, such payment or distribution is prohibited by Section 7.1 of the Fleet Bank Agreement or is made in contravention of the payment rights in respect of the Superior Indebtedness set forth in Section 2.5 of the Fleet Bank Agreement or if, at the time of such payment or distribution or immediately after giving effect thereto:

                  (i) a default in the payment when due of all or any portion of the principal of or premium, if any, or interest on any Superior Indebtedness or of any other amount (including any fee, expense or indemnification payment) due in respect thereof shall have occurred (a "Payment Default"); or

                  (ii) all of the following four conditions shall exist:

                        (A) a default other than a Payment Default shall have
                  occurred with respect to any Superior Indebtedness which permits the holder or holders thereof to immediately accelerate the maturity thereof (a "Covenant Default"); and

                        (B) the Obligor and the holder or holders of
                  Subordinated Indebtedness shall have received written notice (given as provided in the Securities Purchase Agreements) (each a "Subordination Notice") of such


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                  Covenant Default from the requisite holder or holders of the
                  Superior Indebtedness, or their representative or representatives (which notice shall state that it is a "Subordination Notice" and shall make explicit reference to the provisions of this section 1.4(a)(ii)); and

                        (C) such Covenant Default shall not have been cured by
                  the Obligor pursuant to the provisions of the agreements governing such Superior Indebtedness or waived in writing by the requisite holder or holders of the Superior Indebtedness with respect to which such Covenant Default shall have occurred; and

                        (D) less than 180 days shall have elapsed after the date
                  of receipt by the Obligor and the holders of the Subordinated Indebtedness of such Subordination Notice (any period during which the restrictions imposed by this section 1.4(a)(ii) are in effect being hereinafter referred to as a "Blockage Period");

            provided, however, that, for the purpose of this section 1.4(a)(ii),
            (1) Blockage Periods shall not be in effect for more than an aggregate of 180 days during any period of 365 consecutive days, (2) Blockage Periods shall not be in effect on more than three occasions for an aggregate of 180 days during any period of 365 consecutive days, and (3) no facts or circumstances known to the holders of Superior Indebtedness giving any Subordination Notice on the date any Subordination Notice is given may be used or shall be effective as a basis for any subsequent Subordination Notice.

            (b) The restrictions imposed by section 1.4(a) shall cease to apply and the Obligor may resume payments in respect of the Subordinated Indebtedness (including any payments which shall not have been made on account of the provisions of this section 1, but excluding any payments which may have become due upon any acceleration of the maturity of the Subordinated Indebtedness) or any judgment with respect thereto upon the earliest to occur of (i) the cure of the Payment Default or Covenant Default by the Obligor pursuant to the provisions of the agreements governing such Superior Indebtedness, (ii) the written waiver thereof by the requisite holder or holders of the Superior Indebtedness with respect to which such Payment Default or Covenant Default shall have occurred or
      (iii) in the case of a Covenant Default, (A) the expiration of the applicable Blockage Period or (B) the termination of such Blockage Period by such requisite holder or holders of such Superior Indebtedness.

            (c) In the event of either (i) the failure of the Obligor to pay the principal of and interest and premium, if any, on any Superior Indebtedness upon the maturity thereof or any other amount (including any fee, expense or indemnification payment) due in respect thereof or (ii) an acceleration of the maturity of the principal of any Superior Indebtedness in accordance with the terms thereof (which acceleration has not been rescinded or annulled), such Superior Indebtedness shall first be paid in full in cash or cash equivalents (or provision for such payment in cash or cash equivalents shall be made in a manner reasonably satisfactory to the holder or holders of such Superior Indebtedness) before any payment or distribution (in cash, properties or securities (other than Permissible Securities), by set-off or otherwise) is made on account of or applied to the Subordinated Indebtedness.


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            (d) Nothing herein shall affect or impair the right of any holder of any Senior Subordinated Notes to apply any amount payable in respect thereof to the payment of any amount due upon the exercise of any Warrants at any time.

      1.5. Payments and Distributions Received. If any payment or distribution of any kind or character, whether in cash, property or securities (other than Permissible Securities), shall be received by any holder of any of the Subordinated Indebtedness in contravention of this section 1, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Superior Indebtedness, or their representative or representatives, ratably according to the aggregate amount remaining unpaid on account of such Superior Indebtedness, for application to the payment of the Superior Indebtedness, to the extent necessary to pay all such Superior Indebtedness in full in cash or cash equivalents, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Superior Indebtedness. In the event of the failure of any holder of any of the Subordinated Indebtedness to endorse or assign any such payment or distribution, any holder of the Superior Indebtedness or such holder's representative is hereby irrevocably authorized to endorse or assign the same.

      1.6. Subrogation. Subject to the payment in full of all Superior Indebtedness in cash or cash equivalents, in case cash, property or securities otherwise payable or deliverable to the holders of the Subordinated Indebtedness shall have been applied pursuant to this section 1 to the payment of Superior Indebtedness, then and in each such case, the holders of the Subordinated Indebtedness shall be subrogated to the rights of each holder of Superior Indebtedness to receive any further payment or distribution in respect of or applicable to the Superior Indebtedness; and, for the purposes of such subrogation, no payment or distribution to the holders of Superior Indebtedness of any cash, property or securities to which any holder of Subordinated Indebtedness would be entitled except for the provisions of this section 1 shall, and no payment over pursuant to the provisions of this section 1 to the holders of Superior Indebtedness by the holders of the Subordinated Indebtedness shall as between the Obligor, its creditors other than the holders of Superior Indebtedness and the holders of Subordinated Indebtedness, be deemed to be a payment by the Obligor to or on account of Superior Indebtedness.

      1.7. Certain Notices. In the event that (a) any Superior Indebtedness or Subordinated Indebtedness shall be transferred and/or shall become due and payable before the expressed maturity thereof as the result of the occurrence of a default or any event of default or (b) any term or provision of any agreement, document or instrument related to the Superior Indebtedness or Subordinated Indebtedness shall be amended, modified or supplemented, or compliance therewith waived, the Obligor will give immediate written notice in writing of such event to each holder of Subordinated Indebtedness and Superior Indebtedness (together with copies of all related agreements, documents and instruments). Each notice of any transfer of any Superior Indebtedness or Subordinated Indebtedness shall include the name and address of the applicable transferee for purposes of this section 1. The holder or holders of Superior Indebtedness shall be obligated to give a Subordination Notice (as defined in section 1.4) to a holder of Subordinated Indebtedness other than the initial holders thereof only if the holder or holders of Superior Indebtedness shall have been furnished written notice of such other holder's address for purposes of this section 1. No holder of Subordinated Indebtedness shall be obligated to give any notice under section
1.11 to any holder of Superior Indebtedness unless such holder of Subordinated Indebtedness shall have been furnished written notice of the address of such holder of Superior Indebtedness for purposes of this section 1. All notices to the holders of the Superior


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Indebtedness arising under the credit facility established by Fleet Bank
Agreement shall be sent to: Fleet National Bank, One Landmark Square, Stamford, Connecticut 06901, Attention: Frederick A. Meagher.

      1.8. Subordination Not Affected, etc. The terms of this section 1, the subordination effected hereby and the rights created hereby of the holders of the Superior Indebtedness shall not be affected by (a) any amendment or modification of or supplement to any Superior Indebtedness (or any renewal, extension, refinancing or refunding thereof) or any agreement, document or instrument relating thereto to the extent not prohibited by the Securities Purchase Agreements, (b) any exercise or non-exercise of any right, power or remedy under or in respect of any Superior Indebtedness (or any security or collateral therefor) or pursuant to any agreement, document or instrument relating thereto or (c) any waiver, consent, release, indulgence, delay or other action, inaction or omission, in respect of any Superior Indebtedness (or any security or collateral therefor) or pursuant to any agreement, document or instrument relating thereto, whether or not any holder of any Subordinated Indebtedness shall have had notice or knowledge of any of the foregoing.

      1.9. Obligations Unimpaired. The provisions of this section 1 are solely for the purpose of defining the relative rights of the holders of Superior Indebtedness on the one hand and the holders of Subordinated Indebtedness on the other hand, and (a) subject to the rights, if any, under this section 1 of the holders of Superior Indebtedness, nothing in this section 1 shall (i) impair as between the Obligor and the holder of any Subordinated Indebtedness the obligation of the Obligor, which is unconditional and absolute, to pay to the holder thereof all amounts due thereon in accordance with the terms thereof or
(ii) except as otherwise provided in section 1.11, prevent the holder of any Subordinated Indebtedness from exercising all remedies available to such holder, whether arising under the Operative Documents, applicable law or otherwise, and
(b) no Person is entitled to any third party beneficiary rights or other similar rights on account of or under this section 1 other than the holders of the Superior Indebtedness. The failure to make any payment due in respect of the Subordinated Indebtedness or to comply with any of the terms and conditions of any of the agreements, documents and instruments related to the Subordinated Indebtedness by reason of any provision of this section 1 shall not be construed as preventing the occurrence of any Default or Event of Default with respect to the Subordinated Indebtedness.

      1.10. Holders of Subordinated Indebtedness Entitled to Assume Payments Not Prohibited in Absence of Notice. No holder of Subordinated Indebtedness shall at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to it, unless and until such holder shall have received written notice thereof (given as provided in the Securities Purchase Agreements) from the Obligor or from any holder of Superior Indebtedness or any agent or representative thereof. Prior to the receipt of any such notice, each holder of Subordinated Indebtedness shall be entitled to assume conclusively that no such facts exist, without, however, limiting any right of any holder of Superior Indebtedness under this section 1 to recover from any holder of the Subordinated Indebtedness any payment made in contravention of this section 1 (including, without limitation, any such payment made in violation of Section 7.1 of the Fleet Bank Agreement or in contravention of the payment rights in respect of the Superior Indebtedness set forth in
Section 2.5 of the Fleet Bank Agreement). Each payment on the Subordinated Indebtedness by the Obligor shall be deemed to constitute a representation of the Obligor that such payment is permitted to be paid by the Obligor under this section 1.


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      Each holder of Subordinated Indebtedness shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Superior Indebtedness or to be the agent or representative of any holder of Superior Indebtedness to establish that such notice has been given by any such Person. In the event that such holder of Subordinated Indebtedness determines in good faith that further evidence is required with respect to the right of any such Person to participate in any payment or distribution pursuant to this section 1, such holder of Subordinated Indebtedness may request such Person to furnish evidence to the reasonable satisfaction of such holder of Subordinated Indebtedness as to any fact pertinent to the rights of such Person under this section 1, and if such evidence is not furnished, such holder of Subordinated Indebtedness may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

      1.11. Limitation on Right of Action. Notwithstanding anything to the contrary contained in this Note or any of the other Operative Documents, including, without limitation, the rights of the holders of Subordinated Indebtedness under section 2.2 of this Note and sections 9.4 and 16 of the Securities Purchase Agreements, the holders of the Subordinated Indebtedness agree that, if any Superior Indebtedness is outstanding, the holders of the Subordinated Indebtedness will not accelerate any of the Subordinated Indebtedness or take any other enforcement action with respect to the Subordinated Indebtedness, unless:

            (a) the holder or holders of any Superior Indebtedness shall have accelerated the Superior Indebtedness or shall have foreclosed upon any collateral securing the same;

            (b) a proceeding under the Bankruptcy Code or any similar state statute or law (including any law providing for the appointment of a receiver or other similar official) shall have been commenced by or against the Obligor by Persons other than the holders of the Subordinated Indebtedness; or

            (c) not less than 10 days prior to accelerating any of the Subordinated Indebtedness or taking any other enforcement action with respect to the Subordinated Indebtedness, the holders of Subordinated Indebtedness shall have given each holder of Superior Indebtedness written notice of the same, which notice shall specify in reasonable detail the default on the basis of which the holders of the Subordinated Indebtedness shall take any enforcement action and the enforcement action that the holders of Subordinated Indebtedness then intend to take (each an "Enforcement Notice");

            (d) in the event that a Blockage Period shall have commenced during the 10-day period subsequent to delivery of an Enforcement Notice, such Blockage Period shall have expired or been terminated by the requisite holder or holders of the Superior Indebtedness; or

            (e) the Superior Indebtedness shall have been paid in full in cash or cash equivalents and all commitments of the holder or holders of the Superior Indebtedness shall have been terminated.

      In the event that the holders of the Subordinated Indebtedness shall have accelerated the Subordinated Indebtedness solely based upon an acceleration of the Superior Indebtedness and the holder or holders of the Superior Indebtedness shall thereafter rescind such acceleration, the holders of the Subordinated Indebtedness shall likewise rescind their acceleration of the Subordinated Indebtedness.


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      1.12 Notices to Holders of Subordinated Indebtedness. Notwithstanding my
provision to the contrary herein or in any other Operative Documents, any notice required or permitted hereby to be given by the holder or holders of the Superior Indebtedness to the holders of the Subordinated Indebtedness which are members of the MassMutual Group shall be deemed to have been properly given if given solely to Massachusetts Mutual Life Insurance Company acting on behalf of all holders of the Subordinated Indebtedness which are members of the MassMutual Group and in the manner provided in the Securities Purchase Agreements.

2.    Provisions Concerning Capitalized Interest.

      2.1. Option of the Obligor to Capitalize a Portion of Interest. During the period commencing on the date of this Note and ending on the earlier to occur of the Warrant Exchange or April 17, 2003, the Obligor may, at its option (upon notice as provided in section 2.2), in lieu of paying cash, pay up to 7/19th of the amount of interest which is due and payable on this Note on any regularly scheduled interest payment date (the portion of interest that is not so paid in cash on any regularly scheduled interest payment date being hereinafter referred to as the "Capitalized Interest") by increasing the principal amount of this Note, as of such regularly scheduled interest payment date (any such date on and as of which the principal amount shall be so increased being referred to as an "Adjustment Date"), by an amount equal to the Capitalized Interest, provided that (a) the Obligor exercises such option proportionately with respect to all of the Notes then outstanding and (b) on such regularly scheduled interest payment date, the Obligor pays in cash in full all interest (other than interest that is capitalized pursuant to this section 2) which is due and payable on such date on all of the Notes then outstanding. If the Obligor shall, in accordance with the terms of this section 2, exercise such option, then, from and after each Adjustment Date, the outstanding principal amount of each Note shall, without further action, be increased by an amount equal to the Capitalized Interest added thereto as of such Adjustment Date.

      2.2. Notice from the Obligor. To exercise its option under section 2.1, the Obligor shall deliver to each holder of any Note not less than 10 or more than 30 days prior to an Adjustment Date, an Officers' Certificate which shall specify:

            (a) the applicable Adjustment Date;

            (b) (i) the portion of the interest which is due and payable on such Adjustment Date on the Notes to be treated as Capitalized Interest, (ii) the aggregate amount of Capitalized Interest to be added as of such Adjustment Date to the principal amount of the Notes then outstanding and
      (iii) the amount of Capitalized Interest to be added as of such Adjustment Date to the principal amount of each Note then held by such holder;

            (c) the aggregate amount of interest to be paid in cash on such Adjustment Date on all of the Notes then outstanding and the amount of interest to be paid in cash on such Adjustment Date with respect to each Note then held by such holder;

            (d) the aggregate principal amount of the Notes then outstanding and the principal amount of each Note then held by such holder, in each case both before and after giving effect to the adjustments to be made as of such Adjustment Date;


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

            (e) the aggregate amount of each interest payment to be made on and after such Adjustment Date on all of the Notes then outstanding (if paid entirely in cash) and the amount of each such interest payment on each Note then held by such holder; and

            (f) in reasonable detail, all computations made in determining the foregoing.

In the absence of manifest error, the computations set forth in such Officers' Certificate shall be deemed final binding and conclusive upon the Obligor and the holders of the Notes, unless, in any case, the Required Holders of the Notes shall notify the Obligor in writing of their objection (in reasonable detail) to any portion of such Officers' Certificate within 30 days of the date upon which such Officers' Certificate was furnished to the holders of the Notes. In such event, the Obligor shall, at its expense, within 15 days following the receipt of any such notice from the Required Holders of the Notes, deliver to the holders of the Notes a certificate signed by a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Obligor), setting forth in reasonable detail any adjustments which, in the opinion of such accountants, should be made to the amounts set forth in such Officers' Certificate in order for such amounts to be correct and consistent with the terms hereof and of the other Operative Documents and, in reasonable detail, all computations made in determining any such adjustments. The certificate of any such firm of accountants shall be conclusive evidence of the correctness of such amounts under this section 2.2.

      2.3 Limitations on the Option of the Obligor to Capitalize Interest. Notwithstanding anything to the contrary contained in this section 2, the Obligor may not capitalize any interest pursuant to the provisions of this section 2 on any Adjustment Date if on such Adjustment Date any Default or Event of Default shall have occurred and be continuing.

      3. General.

      3.1. Registered Notes, etc. This Note is in registered form and is transferable only by surrender hereof at the principal executive office of the Obligor as provided in the Securities Purchase Agreements. The Obligor may treat the person in whose name this Note is registered on the Note register maintained at such office pursuant to the Securities Purchase Agreements as the owner hereof for all purposes, and the Obligor shall not be affected by any notice to the contrary.

      3.2. Events of Default, etc. In case an Event of Default, as defined in the Securities Purchase Agreements, shall occur and be continuing, the unpaid balance of the principal of this Note may be declared and become due and payable in the manner and with the effect provided in the Securities Purchase Agreements. Reference is hereby made to section 16.1 of the Securities Purchase Agreements for certain provisions requiring the holder or holders of the Notes to endeavor to furnish copies to the holder or holders of Superior Indebtedness of any notice given to the Obligor by the holder or holders of the Notes pursuant to section 16.1 of the Securities Purchase Agreements.

      3.3. Certain Waivers. The parties hereto, including the makers and all guarantors and endorsers of this Note, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.


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

      3.4. Governing Law. This Note shall be construed in accordance with and governed by the domestic substantive laws of The Commonwealth of Massachusetts without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of domestic substantive laws of any other jurisdiction.


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

      IN WITNESS WHEREOF, the Obligor has executed this Note as an instrument under seal as of the date first above written.

                                       TRIDEX CORPORATION


                                       By
                                       (Title)


                                       TRIDEX NC, INC.


                                       By
                                       (Title)


                                       ULTIMATE TECHNOLOGY
                                        CORPORATION


                                       By
                                       (Title)

                               FORM OF ASSIGNMENT

                    [To be signed only upon transfer of Note]

      For value received, the undersigned hereby sells, assigns and transfers unto the within Note, and appoints Attorney to transfer such Note on the books of TRIDEX CORPORATION, TRIDEX NC, INC. and ULTIMATE TECHNOLOGY CORPORATION with full power of substitution in the premises.

Date:                ,



                           ---------------------------------------------------
                           (Signature must conform in all respects to name of Holder as specified on the face of the Note)


Signed in the presence of


----------------------------


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